Exhibit 99.1
For Immediate Release
February 24, 2010
GIBRALTAR REPORTS FOURTH-QUARTER AND 2009 RESULTS
•	Cash from Operations was $132 Million, or 16% of Revenues, in 2009

•	Debt Reduced by $99 Million, or 28% in 2009, Lowering Debt to Cap Ratio to 33%

•	Fourth Quarter Demand Sluggish; Revenues Down 25% from Q4 2008

•	Special Charges, Primarily for Non-Cash Impairments, Totaled $0.85 per Share
     BUFFALO, NEW YORK (February 24, 2010) — Gibraltar Industries, Inc. (NASDAQ: ROCK), a leading manufacturer and distributor of products for the building and industrial markets, today reported its results for the three and twelve months ended December 31, 2009. The reported results include the Processed Metal Products segment as part of continuing operations for 2009 and prior periods. The majority of this segment was sold subsequent to year end, as announced on February 1, 2010.
     Fourth-quarter sales decreased 25% to $187 million compared to the fourth quarter of 2008, as unit volumes fell with weaker-than-expected business conditions in the residential building, construction, and industrial markets, together with lower price realization on certain product lines. In spite of the significantly lower sales, the Company reported substantially improved profitability driven by its restructuring of the business along with its cost cutting activities and a lowered break even point resulting in a much smaller loss from continuing operations before special charges. The fourth quarter 2009 loss from continuing operations before special charges was $3.1 million, or $0.10 per diluted share, compared to a loss from continuing operations before special charges of $9.5 million, or $0.32 per diluted share, in the fourth quarter of 2008. After-tax special charges amounted to $25.6 million, or $0.85 per diluted share, and $0.5 million, or $0.01 per diluted share, during the fourth quarters of 2009 and 2008, respectively. These charges included $25.4 million of intangible asset impairment charges during 2009, exit activity costs related to the restructuring of our business for both periods, and a write down of deferred financing costs as a result of early payment of our term loan during the fourth quarter of 2009. The combined effect of the items above resulted in a GAAP loss from continuing operations of $28.7 million, or $0.95 per diluted share, in the fourth quarter of 2009, compared to a loss of $10.0 million, or $0.33 per diluted share, in the fourth quarter of 2008.
     For the twelve months ended December 31, 2009, the prolonged and deep downturn in all of the Company’s end markets sharply reduced unit volumes, lowering sales to $834 million, a decrease of 32% compared to 2008. The full year loss from continuing operations before special charges in 2009 was $7.4 million, a $0.25 loss per diluted share, compared to income from continuing operations before special charges of $38.0 million, or $1.26 per diluted share, in 2008. After-tax special charges amounted to $44.4 million, or $1.47 per diluted share, and $4.6 million, or $0.15 per diluted share, during 2009 and 2008, respectively. These charges included $40.4 million of intangible asset impairment charges during 2009, exit activity costs and asset impairment charges related to the restructuring of our business for both periods, and a write down of deferred financing costs in 2009. The sum of the items above resulted in a loss from continuing operations of $1.72 per diluted share in 2009, compared to earnings of $1.11 per diluted share in 2008.

Gibraltar Reports Fourth-Quarter and 2009 Results
Page Two
     In addition to the decline in unit volume in 2009, the Company also experienced reduced margins from the precipitous decrease in commodity costs that led to high cost inventory being sold at lowered customer selling prices during the first three quarters of 2009. The Company estimated the effect, primarily experienced by its Processed Metal Products segment, as having increased the 2009 loss from continuing operations per share by between $0.25 and $0.30. “We are entering 2010 with balanced inventory costs and selling price spreads. With the sale of our Processed Metal Products segment earlier this month, we now expect to have a far more stable and higher margin business,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer.
     “In spite of historically weak demand levels in all of our major end markets, we made continued progress positioning Gibraltar for significantly improved results as business volumes begin to rebound. We aggressively cut costs and significantly lowered our breakeven point, and we implemented a series of steps to substantially reduce working capital and preserve cash, pay down debt, and strengthen our balance sheet. In the last two years, we closed 34% of our facilities, reduced employment by 38%, lowered working capital by $164 million or 54%, and paid down debt by $230 million, or 47%. As of December 31, 2009, we had debt outstanding of $257 million, and a debt-to-capitalization ratio of 33%,” noted Mr. Lipke.
     On February 1, 2010, Gibraltar sold the majority of the assets of its non-core Processed Metal Products segment. Proceeds from the sale were $30.1 million. Previously, the Company had generated $44 million of cash from the reduction of its investment in this business since September 30, 2008, plus we expect to realize an additional $23 million of cash upon the liquidation of the remaining net assets not included in the sale. When completed, we expect to have realized in excess of $95 million of cash which the Company has used or will use to pay down debt. “This sale finalized our exit from the steel processing business, a process that started four years ago, and our energy and resources will focus on our higher-margin, higher-growth building and industrial businesses, which we expect to generate better returns for our shareholders,” noted Mr. Lipke.
     “With most of our restructuring activities and costs now behind us, a stronger balance sheet, improved liquidity, and better alignment between raw material costs and selling prices, even slight improvements in end-market activity levels can produce meaningful gains in profitability, as we saw in the middle two quarters of 2009. As our end markets show more signs of a sustainable recovery, we will begin to step back into the acquisition arena,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer.
     “In spite of unexpected weakness in the fourth quarter, we believe the economy and our end markets are on the front end of a recovery. We see the first quarter reflecting a similar environment and challenges as were faced during the fourth quarter of 2009 with improvement beginning thereafter and continuing throughout the year. Some of our businesses are experiencing increases in remodeling/repair activity. Coupled with expected seasonal increases in demand, we are anticipating a return to profitability in the second and third quarters and for the full year,” said Mr. Kornbrekke.
—more—

Gibraltar Reports Fourth-Quarter and 2009 Results
Page Three
     Gibraltar has scheduled a conference call to review its results for the fourth quarter of 2009 tomorrow, February 25, 2010, starting at 9:00 am ET. A link to the call can be accessed on Gibraltar’s Web site, at http://www.gibraltar1.com. The presentation slides that will be discussed during the call are expected to be available on Wednesday, February 24, by 6:00 p.m. ET. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar Web site: http://www.gibraltar1.com/investors/index.cfm?page=48. If you are not able to participate in the call, you may listen to a replay or review a copy of the prepared remarks via the link above. Both will be available on the Gibraltar Web site shortly following the call. The conference call replay link, presentation slides, and prepared remarks will remain on the Gibraltar Web site for one year.
     Gibraltar Industries serves customers in a variety of industries in all 50 states and throughout the world from facilities in the United States, Canada, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
     To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain non-GAAP financial data in this news release. Non-GAAP financial data excluded special charges consisting of intangible asset impairment charges recorded during the quarters ended March 31, 2009 and December 31, 2009, exit activity costs and related asset impairment charges primarily associated with the closing and consolidation of our facilities, and the write down of deferred financing fees due to the amendment of our senior credit agreement. These non-GAAP adjustments are shown in the non-GAAP reconciliation of results excluding special charges provided in the financial statements that accompany this news release. We believe that presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These non-GAAP measures should not be viewed as a substitute for our GAAP results, and may be different than non-GAAP measures used by other companies.
     Information contained in this release, other than historical information, should be considered forward-looking and may be subject to a number of risk factors and uncertainties. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest or tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
CONTACT: Kenneth P. Houseknecht, Investor Relations, at 716/826-6500, ext. 3229, khouseknecht@gibraltar1.com.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net sales	$187,168	$249,374	$834,218	$1,232,299
Cost of sales	153,597	221,397	709,239	1,003,513

Gross profit	33,571	27,977	124,979	228,786
Selling, general and administrative expense	32,990	35,756	116,915	147,317
Intangible asset impairment	34,597	—	60,098	—

(Loss) income from operations	(34,016)	(7,779)	(52,034)	81,469
Interest expense	(6,306)	(6,918)	(25,915)	(29,235)
Equity in partnership’s income (loss) and other income	153	(82)	316	724

(Loss) income before taxes	(40,169)	(14,779)	(77,633)	52,958
(Benefit of) provision for income taxes	(11,485)	(4,815)	(25,761)	19,553

(Loss) income from continuing operations	(28,684)	(9,964)	(51,872)	33,405

Discontinued operations:
Loss from discontinued operations before taxes
	(1,179)	(14,448)	(731)	(10,948)
Benefit of income taxes	(470)	(2,433)	(578)	(1,611)

Loss from discontinued operations	(709)	(12,015)	(153)	(9,337)

Net (loss) income	$(29,393)	$(21,979)	$(52,025)	$24,068

Net (loss) income per share — Basic
(Loss) income from continuing operations	$(0.95)	$(0.33)	$(1.72)	$1.11
Loss from discontinued operations	(0.02)	(0.40)	(0.01)	(0.31)

Net (loss) income	$(0.97)	$(0.73)	$(1.73)	$0.80

Weighted average shares outstanding — Basic	30,163	30,011	30,135	29,981

Net (loss) income per share — Diluted
(Loss) income from continuing operations	$(0.95)	$(0.33)	$(1.72)	$1.11
Loss from discontinued operations	(0.02)	(0.40)	(0.01)	(0.31)

Net (loss) income	$(0.97)	$(0.73)	$(1.73)	$0.80

Weighted average shares outstanding — Diluted	30,163	30,011	30,135	30,193

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$23,596	$11,308
Accounts receivable, net	93,421	123,272
Inventories	107,770	189,935
Other current assets	25,709	22,228
Assets of discontinued operations	655	1,486

Total current assets	251,151	348,229

Property, plant, and equipment, net	227,420	243,619
Goodwill	392,704	443,925
Acquired intangibles	82,182	87,373
Investment in partnership	2,474	2,477
Other assets	18,037	20,736

	$973,968	$1,146,359

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$68,464	$76,168
Accrued expenses	40,144	46,305
Current maturities of long-term debt	408	2,728

Total current liabilities	109,016	125,201

Long-term debt	256,874	353,644
Deferred income taxes	62,832	79,514
Other non-current liabilities	17,020	19,513
Shareholders’ equity:
Preferred stock $.01 par value; authorized 10,000,000 shares; none outstanding	—	—
Common stock, $.01 par value; authorized 50,000,000 shares; 30,295,084 and 30,061,550 shares issued at December 31, 2009 and 2008, respectively	303	301
Additional paid-in capital	227,362	223,561
Retained earnings	303,982	356,007
Accumulated other comprehensive (loss) income	(2,230)	(10,825)
Cost of 150,903 and 75,050 common shares held in treasury at December 31, 2009 and 2008, respectively	(1,191)	(557)

Total shareholders’ equity	528,226	568,487

	$973,968	$1,146,359

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2009	2008
Cash Flows from Operating Activities
Net (loss) income	$(52,025)	$24,068
Loss from discontinued operations	(153)	(9,337)

(Loss) income from continuing operations	(51,872)	33,405
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32,413	33,907
Intangible asset impairment	60,098	—
Provision for deferred income taxes	(17,671)	1,574
Equity in partnerships’ (income) loss	(153)	(447)
Distributions from partnerships’ income	156	609
Stock compensation expense	4,407	4,586
Non-cash charges to interest expense	3,382	2,007
Other non-cash adjustments	335	4,105
Increase (decrease) in cash from changes in (net of acquisitions):
Accounts receivable	34,845	12,273
Inventories	83,920	1,770
Other current assets and other assets	(6,782)	3,913
Accounts payable	(7,539)	(8,722)
Accrued expenses and other non-current liabilities	(4,525)	9,149

Net cash provided by continuing operations	131,014	98,129
Net cash provided by discontinued operations	585	9,745

Net cash provided by operating activities	131,599	107,874

Cash Flows from Investing Activities
Acquisitions and additional considerations for acquisitions	(4,949)	(8,724)
Net proceeds from sale of business	—	35,202
Purchases of property, plant, and equipment	(10,813)	(21,595)
Net proceeds from sale of property, plant, and equipment	299	2,692

Net cash (used in) provided by investing activities from continuing operations	(15,463)	7,575
Net cash used in investing activities for discontinued operations	—	(501)

Net cash (used in) provided by investing activities	(15,463)	7,074

Cash-Flows from Financing Activities
Long-term debt payments	(182,401)	(184,937)
Proceeds from long-term debt	83,022	53,439
Payment of deferred financing costs	(2,383)	(104)
Payment of dividends	(1,499)	(5,985)
Net proceeds from issuance of common stock	47	250
Tax benefit from equity compensation	—	(362)
Purchase of treasury stock at market prices	(634)	(164)

Net cash (used in) provided by financing activities from continuing operations	(103,848)	(137,863)
Net cash used in financing activities from discontinued operations	—	(1,064)

Net cash (used in) provided by financing activities	(103,848)	(138,927)

Net increase (decrease) in cash and cash equivalents	12,288	(23,979)
Cash and cash equivalents at beginning of year	11,308	35,287

Cash and cash equivalents at end of year	$23,596	$11,308

GIBRALTAR INDUSTRIES, INC.
SEGMENT INFORMAITON
(in thousands)

	Three Months Ended December 31,
			Increase (Decrease)
	2009	2008	$	%
Net Sales
Building Products	$144,110	$198,965	$(54,855)	(27.6)%
Processed Metals	43,058	50,409	(7,351)	(14.6)%

Consolidated	$187,168	$249,374	$(62,206)	(24.9)%

Operating Income (Loss) *
Building Products	$5,692	$1,218	$4,474	367.3%
Processed Metals	2,373	(1,151)	3,524	nmf
Corporate	(7,337)	(6,962)	(375)	5.4%

Consolidated	$728	$(6,895)	$7,623	nmf

Operating Margin *
Building Products	4.0%	0.6%
Processed Metals	5.5%	(2.3)%
Consolidated	0.4%	(2.7)%

	Twelve Months Ended December 31,
			Increase (Decrease)
	2009	2008	$	%
Net Sales
Building Products	$691,771	$986,840	$(295,069)	(29.9)%
Processed Metals	142,447	245,459	(103,012)	(42.0)%

Consolidated	$834,218	$1,232,299	$(398,081)	(32.3)%

Operating Income (Loss) *
Building Products	$45,581	$99,154	$(53,573)	(54.0)%
Processed Metals	(12,280)	19,238	(31,518)	nmf
Corporate	(20,212)	(29,569)	9,357	(31.6)%

Consolidated	$13,089	$88,823	$(75,734)	(85.3)%

Operating Margin *
Building Products	6.6%	10.1%
Processed Metals	(8.7)%	7.8%
Consolidated	1.6%	7.2%

*	— Amounts exclude special charges. See the following Non-GAAP Reconciliations that show certain financial data excluding special charges.

nmf	— Not meaningful.

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31, 2009
	As	Impairment			Results
	Reported	And Exit	Deferred	Intangible	Excluding
	In GAAP Statements	Activity Costs	Financing Costs	Asset Impairment	Special Charges
(Loss) income from operations
Building Products	$(29,023)	$118	$—	$34,597	$5,692
Processed Metal Products	2,344	29	—	—	2,373
Corporate	(7,337)	—	—	—	(7,337)

Consolidated	(34,016)	147	—	34,597	728
Interest expense	(6,306)	—	270	—	(6,036)
Equity in partnerships’ income and other income	153	—	—	—	153

Loss before income taxes	(40,169)	147	270	34,597	(5,155)
Benefit of income taxes	(11,485)	51	101	9,245	(2,088)

Loss from continuing operations	$(28,684)	$96	$169	$25,352	$(3,067)

Loss from continuing operations per share — diluted	$(0.95)	$0.00	$0.01	$0.84	$(0.10)

Operating margin
Building Products	(20.1)%	0.1%	0.0%	24.0%	4.0%
Processed Metal Products	5.4%	0.1%	0.0%	0.0%	5.5%
Consolidated	(18.2)%	0.1%	0.0%	18.5%	0.4%

	Year Ended December 31, 2009
	As	Impairment			Results
	Reported	And Exit	Deferred	Intangible	Excluding
	In GAAP Statements	Activity Costs	Financing Costs	Asset Impairment	Special Charges
(Loss) income from operations
Building Products	$(16,809)	$2,292	$—	$60,098	$45,581
Processed Metal Products	(14,341)	2,061	—	—	(12,280)
Corporate	(20,884)	293	379	—	(20,212)

Consolidated	(52,034)	4,646	379	60,098	13,089
Interest expense	(25,915)	—	1,424	—	(24,491)
Equity in partnerships’ income and other income	316	—	—	—	316

Loss before income taxes	(77,633)	4,646	1,803	60,098	(11,086)
Benefit of income taxes	(25,761)	1,765	685	19,661	(3,650)

Loss from continuing operations	$(51,872)	$2,881	$1,118	$40,437	$(7,436)

Loss from continuing operations per share — diluted	$(1.72)	$0.10	$0.03	$1.34	$(0.25)

Operating margin
Building Products	(2.4)%	0.3%	0.0%	8.7%	6.6%
Processed Metal Products	(10.1)%	1.4%	0.0%	0.0%	(8.7)%
Consolidated	(6.2)%	0.6%	0.0%	7.2%	1.6%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Results Excluding Special Charges
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31, 2008
	As	Impairments	Results
	Reported In	And Exit	Excluding
	GAAP Statements	Activity Costs	Special Charges
(Loss) income from operations
Building Products	$584	$634	$1,218
Processed Metal Products	(1,401)	250	(1,151)
Corporate	(6,962)	—	(6,962)

Consolidated	(7,779)	884	(6,895)
Interest expense	(6,918)	—	(6,918)
Equity in partnerships’ loss and other expense	(82)	—	(82)

Loss before income taxes	(14,779)	884	(13,895)
Benefit of income taxes	(4,815)	385	(4,430)

Loss from continuing operations	$(9,964)	$499	$(9,465)

Loss from continuing operations per share — diluted	$(0.33)	$0.01	$(0.32)

Operating margin
Building Products	0.3%	0.3%	0.6%
Processed Metal Products	(2.8)%	0.5%	(2.3)%
Consolidated	(3.1)%	0.4%	(2.7)%

	Year Ended December 31, 2008
	As	Impairments	Results
	Reported In	And Exit	Excluding
	GAAP Statements	Activity Costs	Special Charges
Income from operations
Building Products	$94,522	$4,632	$99,154
Processed Metal Products	17,655	1,583	19,238
Corporate	(30,708)	1,139	(29,569)

Consolidated	81,469	7,354	88,823
Interest expense	(29,235)	—	(29,235)
Equity in partnerships’ income and other income	724	—	724

Income before income taxes	52,958	7,354	60,312
Provision for income taxes	19,553	2,714	22,267

Income from continuing operations	$33,405	$4,640	$38,045

Income from continuing operations per share — diluted	$1.11	$0.15	$1.26

Operating margin
Building Products	9.6%	0.5%	10.1%
Processed Metal Products	7.2%	0.6%	7.8%
Consolidated	6.6%	0.6%	7.2%